Exhibit 99.1

NASB Financial, Inc.

NEWS RELEASE

Contact:	Rhonda Nyhus Vice President and Treasurer NASB Financial, Inc. 12498 South 71 Highway Grandview, MO 64030 Phone (816) 765-2200

FOR IMMEDIATE RELEASE: NASB Financial, Inc. Declares Cash Dividend on Common Stock

Grandview, Missouri (July 1, 2014) – On July 1, 2014, the Board of Directors of NASB Financial, Inc. (NASDAQ:NASB) (the “Company”), declared a cash dividend on common stock of $0.10 per share. This dividend will be paid on July 25, 2014, to stockholders of record July 11, 2014.

The declaration and payment of this dividend was subject to the prior written non-objection of the Federal Reserve Bank of Kansas City, the Company’s primary regulator.

NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. (“North American” or the “Bank”). North American operates six offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank, a nationwide residential mortgage lender, also has loan origination offices in greater Kansas City, Missouri.

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